Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION ANNOUNCES

APPOINTMENT OF CHIEF STRATEGY OFFICER

Harrisburg, PA – March 18, 2019 /PRNEWSWIRE/ Brett D. Fulk, President and Chief Executive Officer of Riverview Financial Corporation (the “Company”) (NASDAQ:RIVE), the holding company of Riverview Bank (the “Bank”), announced today the appointment of Steven A. Ehrlich as Senior Executive Vice President and Chief Strategy Officer for the Company and Bank. Prior to Mr. Ehrlich’s appointment as Chief Strategy Officer for Riverview he was President and served on the board of First Priority Financial Corp, where he also served as President and Chief Executive Officer of First Priority Bank. Mr. Ehrlich has an extensive background in banking, including serving as the Founder, Chairman, President and Chief Executive Officer of Affinity Bancorp, Inc. and its subsidiary Affinity Bank of Pennsylvania, a Bank headquartered in Wyomissing, Berks County PA which opened in 2003. Prior to starting Affinity, Mr. Ehrlich served as the Chief Lending and Chief Credit Officer for Main Street Bank, formerly Berks County Bank. Mr. Ehrlich’s experience within the banking industry was developed over the course of thirty-four (34) years in the industry, with extensive knowledge in all aspects of commercial banking, including but not limited to generating capital, commercial lending, retail banking, operational oversight of finance, deposit and loan operations, compliance, human resources and information technology. Mr. Ehrlich is a graduate of The College of Wooster, Wooster, Ohio. He is involved in many charitable and non-profit activities and currently serves on the Board of Directors of the Wilson School District. Mr. Ehrlich resides in Berks County with his wife Sarah and has a daughter, Brittney, who attends medical school.

“I consider us very fortunate to be adding someone of Steve’s caliber to the Riverview team. Given the many years I have interacted with him, working in close proximity within the same industry and working on several projects together over many years, I know Steve to be a man of excellent character, exceptional talent, valuable experience, and unparalleled market presence within the communities he has lived and worked his entire career”, stated Brett D. Fulk. “Mr. Ehrlich’s personality, extensive banking experience, and long-standing, established relationships and contacts make him an excellent fit for Riverview, and he will have an immediate, positive impact on our company. Steve will be charged with the identification, development and implementation of many strategic initiatives for Riverview as we continue to pursue profitable growth opportunities, increase our focus on operational efficiencies, and enhance our efforts to identify and deploy technological innovations available within the financial sector” concluded Fulk.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 28 community banking offices and 4 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public, businesses and not-for-profit organizations. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the Nasdaq Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.